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Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Boeing Capital Corporation on Form S-3 of our report dated February 15, 2001 (March 8, 2001 as to Note 8), appearing in the Annual Report on Form 10-K of Boeing Capital Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Los Angeles, California
February 21, 2002

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INDEPENDENT AUDITORS' CONSENT